EXHIBIT 99.1

                               EVANS & SUTHERLAND
                    1995 Long-Term Incentive Plan, as amended

1.    Purpose

           This 1995 Long-Term Incentive Equity Plan (the "Plan") is intended to promote the long-term success of Evans & Sutherland (the "Company") by providing its officers and other employees with incentives to create excellent performance and to continue in the employ of the Company, its subsidiaries, and affiliates. By encouraging Plan participants to become shareholders of the Company and by providing actual ownership through Plan awards, it is also intended that participants will view the Company from an ownership perspective.

2.    Term

           The Plan  shall  terminate  at the  close of  business  on the  fifth anniversary of its approval by the Company's shareholders. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.    Plan Administration

           A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of persons, in such numbers as the rules reference herein shall require at any given time, who shall qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act"), as now or hereafter applicable to the Company, or any successor rules; and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including those contemplated by Section 15 of the Plan, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

4.    Eligibility

           Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5.    Shares of Common Stock Subject to the Plan

           Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($.20 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 350,000, plus any shares available for grant on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or canceled under the Company's 1985 Stock Option Plan for Key Employees and the 1981 Stock Bonus Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 283,000 shares. The aggregate number of shares that may be represented by incentive stock options ("ISOs") intended to comply with Section 422 of the Code shall not exceed 850,000.

           Shares subject to awards under the Plan, which expire, terminate or are canceled without exercise or vesting shall thereafter be available for the granting of other awards. Any shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company, on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of shares under the Plan or Prior Plans shall again be available for grants under the Plan. Further, in instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

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           Any shares  issued  under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.    Adjustments and Reorganizations

           In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan, (b) each outstanding award made under the Plan, and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

           In the event that the Company undergoes a change in control (as defined by the Committee), or is liquidated or reorganized, or is not the surviving company in a merger or consolidation with another company, and in the absence of the surviving Company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments, including the acceleration of vesting, and settlements of such awards either at the time of award or at a subsequent date.

7.    Fair Market Value

           Fair Market Value for all purposes under the Plan shall mean the closing price of a share as reported daily in the Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which sales of shares were made shall be used.

8.    Awards

           The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company including the plan of any acquired entity. The types of awards that may granted under the Plan are:

     a) Stock Options __ This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share on the date the SAR was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, include (i) tendering (either actually or by attestation) shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iv) any combination of the above.

           The Committee may grant stock options that provide for the award of a new stock option when the exercise price has been paid for by tendering shares to the Company. Such a stock option shall be limited to the number of shares tendered, with the stock option purchase price set at the then-current Fair Market Value, and shall not extend beyond the remaining term of the originally exercised option.

      b) SARs __ This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement. Except if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value in the applicable award agreement for the date of grant shall be no lower than the actual Fair Market Value of a share on such date of grant.

      c) Stock Awards __ This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include but are not limited to continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance.

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9.    Dividends and Dividend Equivalents

           The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.   Deferrals and Settlements

           Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.   Transferability and Exercisability

           Awards granted under the Plan shall be nontransferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards:
      (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such participant's spouse or other immediate relative has a substantial beneficial interest or (ii) a spouse or other immediate relative; and (b) pursuant to a qualified domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

           In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

12.   Award Agreements

           Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

13.   Foreign Participation

           In order to assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Section 5 of the Plan.

14.   Plan Amendment

           The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or cause the Plan not to comply with Rule 16b-3 (or any successor rule) under the 1934 Act or Section 162(m) of the Code shall be made without the approval of the Company's shareholders.

15.   Tax Withholding

           The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

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16.   Other Benefit and Compensation Programs

           Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.   Unfunded Plan

           Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.   Use of Proceeds

           The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall be used for general corporate purposes.

19.   Regulatory Approvals

           The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20.   Future Rights

           No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21.   Governing Law

           The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Utah and applicable federal law.

22.   Successors and Assigns

           The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.


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                                    AMENDMENT
                                     TO THE
                     EVANS & SUTHERLAND COMPUTER CORPORATION
                      1995 LONG-TERM INCENTIVE EQUITY PLAN

         Evans & Sutherland Computer Corporation (the 'Corporation') previously adopted the Evans & Sutherland Computer Corporation 1995 Long-Term Incentive Equity Plan (the "1995 Plan"). By this instrument, the Corporation desires to amend the 1995 Plan to increase (i) the number of shares of the Corporation's stock available for issuance under the 1995 Plan, (ii) the maximum number of shares subject to award to any one individual, and (iii) the maximum number of incentive stock options that may be awarded under the 1995 Plan.

         1. This Amendment shall amend only those provisions specified herein and all other provisions of the 1995 Plan shall remain unchanged and in full force and effect.

          2. The first paragraph of section 5 of the 1995 Plan is hereby amended and restated in its entirety as follows:

                           Subject to the  provisions  of Section 6 of the Plan,
                  the aggregate number of shares of Common Stock ($.20 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 800,000, plus any shares available for grant on the date the Plan is approved by the Company's shareholders, and any shares which subsequently become available to the extent that outstanding stock options are terminated or canceled under the Company's 1985 Stock Option Plan for Key Employees and the 1981 Stock Bonus Plan (the "Prior Plans"). The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan and the aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed 471,200 shares. The aggregate number of shares that may be represented by incentive stock options ("ISOs") intended to comply with Section 422 of the Code shall not exceed 1,413,600.

          3. This Amendment to the 1995 Plan shall be effective as of February 27, 1997, the date it was adopted by the Corporation's Board of Directors.